                                                                 Exhibit (5)(b)

The United States Life Insurance Company                       Single Premium Immediate Variable Annuity
in the City of New York (USL-NY), New York, NY........     Application Supplement for Variable Contracts
A member company of American International Group, Inc.
Home Office: New York, NY
                                                       This supplement must accompany the Single Premium
Instructions: Please type or print in black ink.                   Immediate Annuity (SPIA) application.

1. Annuitant Information Supplement to the SPIA Application

John Doe                  123-45-6789               11/20/2003
Name(s) of proposed
  Annuitant/Joint
  Annuitants              Social Security Number(s) Date of SPIA application

2. Initial Allocation Percentages

   2A. Variable Division Options 100 %* Fixed Account ______%*

* Total of percentages allocated to the variable Division and Fixed Account must equal 100% of the total premium for the contract.

   2B. Of the premium allocated to the variable Division in Section 2A, indicate a percentage (%) basis how the premium is to be allocated to each investment option below. At minimum, five percent (5%) must be allocated to each investment option chosen, percentages must be allocated in whole numbers, and the total of all the percentages allocated must equal 100%.

                                                            PREMIUM
                                                           ALLOCATION
                                                           ----------
AIM Variable Insurance Funds..............................       100%
AIM VI International Growth...............................
The Alger American Fund
Alger American Leveraged AllCap...........................  ________%
Alger American MidCap Growth..............................  ________%
American Century Variable Portfolios II, Inc.
American Century VP II Inflation Protection...............  ________%
American Century Variable Portfolios, Inc.
American Century VP Value.................................  ________%
Credit Suisse Trust
Credit Suisse Trust Small Cap Growth......................  ________%
Fidelity Variable Insurance Products
Fidelity VIP Asset Manager/SM/............................  ________%
Fidelity VIP Contrafund(R)................................  ________%
Fidelity VIP Equity-Income................................  ________%
Fidelity VIP Freedom 2020.................................  ________%
Fidelity VIP Freedom 2025.................................  ________%
Fidelity VIP Freedom 2030.................................  ________%
Fidelity VIP Growth.......................................  ________%
Fidelity VIP Mid Cap......................................  ________%
Franklin Templeton Variable Insurance Products Trust
Franklin Templeton VIP Franklin Small Cap Value Securities  ________%
Franklin Templeton VIP Franklin U.S. Government...........  ________%
Franklin Templeton VIP Mutual Shares Securities...........  ________%
Franklin Templeton VIP Templeton Foreign Securities.......  ________%
Janus Aspen Series
Janus Aspen International Growth..........................  ________%
Janus Aspen Mid Cap Growth................................  ________%
J.P. Morgan Series Trust II
JPMorgan Small Company....................................  ________%
MFS(R) Variable Insurance Trust
MFS(R) VIT New Discovery..................................  ________%
MFS(R) VIT Research.......................................  ________%
Neuberger Berman Advisers Management Trust
Neuberger Berman AMT Mid-Cap Growth.......................  ________%
Oppenheimer Variable Account Funds........................
Oppenheimer Balanced Fund/VA..............................  ________%
Oppenheimer Global Securities Fund/VA.....................  ________%
PIMCO Variable Insurance Trust
PIMCO VIT CommodityRealReturn Strategy....................  ________%
PIMCO VIT Real Return.....................................  ________%
PIMCO VIT Short-Term......................................  ________%
PIMCO VIT Total Return....................................  ________%
Pioneer Variable Contracts Trust
Pioneer Mid Cap Value VCT.................................  ________%
Putnam Variable Trust
Putnam VT Diversified Income..............................  ________%
Putnam VT International Growth and Income.................  ________%
SunAmerica Series Trust...................................
SunAmerica ST Aggressive Growth...........................  ________%
SunAmerica ST SunAmerica Balanced.........................  ________%
VALIC Company I
VALIC Company I International Equities....................  ________%
VALIC Company I Mid Cap Index.............................  ________%
VALIC Company I Money Market I............................  ________%
VALIC Company I Nasdaq-100(R)/ /Index.....................  ________%
VALIC Company I Science & Technology......................  ________%
VALIC Company I Small Cap Index...........................  ________%
VALIC Company I Stock Index...............................  ________%
Van Kampen Life Investment Trust
Van Kampen LIT Growth and Income..........................  ________%
Vanguard Variable Insurance Fund..........................
Vanguard VIF High Yield Bond..............................  ________%
Vanguard VIF REIT Index...................................  ________%

        AGLC100819-33                  Page 1 of 3             Rev0406

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3. Assumed Investment Return (AIR)

   Select the percentage required to maintain level variable Income Payments. The AIR is a factor used in calculating the initial and subsequent variable Income Payments.[X] 3.5% [_] 5%

4. Automatic Rebalancing

   Division assets will be automatically rebalanced based on the premium allocation percentages designated on Page 1 of this form. These allocations will remain in effect until changed by the owner. If the Fixed Account has been designated for premium allocation, the rebalancing will be based only on the proportion allocated to the variable Divisions. Any future changes to automatic rebalancing must be in writing. Please refer to the prospectus for more information on the automatic rebalancing option.

   [X] Elect Automatic Rebalancing

   Check Here for Automatic Rebalancing Frequency:
   [X] Quarterly    [_] Semi-Annually    [_] Annually

5. Semi-Annual Benefit Leveling

   Monthly variable Income Payments will be adjusted to reflect the performance of the variable Divisions once every 6 months, instead of with every payment. Semi-Annual Benefit Leveling will automatically renew every 6 months unless otherwise revoked. Selecting benefit leveling will affect withdrawal provisions available under the contract. Refer to the prospectus for more information on Semi-Annual Benefit Leveling.

   [_] Elect Semi-Annual Benefit Leveling

6. Suitability

   All Questions Must be Answered

1.      Have you, the Owner, received the Single Premium Immediate Variable Annuity prospectus and
        the prospectuses describing the Investment Options?                                                      [X] yes [_] no

        (If "yes," please furnish the Prospectus dates.)

        Single Premium Immediate Variable Annuity Prospectus:                                         02/01/2004

        Investment Option Prospectus                                                                  05/05/1993

        Supplements (if any):

2.      Do you understand and acknowledge:

    a.  THAT THE CONTRACT APPLIED FOR IS VARIABLE AND EMPLOYS THE USE OF
        SEPARATE ACCOUNTS. YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
        PROSPECTUSES FOR THE ANNUITY CONTRACT AND THE UNDERLYING
        ACCOUNT?                                                                                                 [X] yes [_] no

    b.  THAT BENEFITS, VALUES OR INCOME PAYMENTS BASED ON PERFORMANCE
        OF THE SEPARATE ACCOUNT MAY VARY; AND

                  (1)           ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE
                                U.S. GOVERNMENT, ANY STATE GOVERNMENT, OR REGULATORY AGENCY?                      [X] yes [_] no

                  (2)           ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY
                                OTHER AGENCY, FEDERAL OR STATE AGENCY?                                            [X] yes [_] no

    c.            ALL INVESTMENT RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE
                  FIXED ACCOUNT OPTION?                                                                           [X] yes [_] no

    d.            THE AMOUNT OR DURATION OF THE DEATH BENEFIT, IF ANY, MAY INCREASE OR
                  DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE
                  ACCOUNT?                                                                                        [X] yes [_] no

    e.            THE INCOME PAYMENTS MAY INCREASE OR DECREASE, DEPENDING ON THE
                  INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT AND CERTAIN EXPENSE
                  DEDUCTIONS?                                                                                     [X] yes [_] no

    f.            LIFE CONTINGENT INCOME PAYMENTS ARE PAYABLE ONLY DURING THE LIFE OF THE
                  ANNUITANT(S)?                                                                                   [X] yes [_] no

3.  Do you believe the Contract you selected meets your insurance and investment objectives and your anticipated
    financial needs?                                                                                              [X] yes [_] no

        AGLC100819-33                  Page 2 of 3             Rev0406

7. Owner's Signatures

         X   /s/ John Doe                                     11/20/2003
             -------------------------------------------------
REQUIRED     Owner's Signature                                Date

         X
             -------------------------------------------------
             Joint Owner's Signature (if applicable)          Date
             Signed at (CITY/STATE/ZIP)     Houston, TX 77019

8. Agent Signatures

         X   /s/ Joe Agent
             -----------------------------------------
REQUIRED     Agent/Broker Signature
             Joe Agent

             -----------------------------------------
             Print Agent/Broker Name
             123456.                                  11/20/2003 713-111-1111
             Agent/Broker Number                      Date       Phone Number

             2727-A Allen Parkway, TX 77019
             Agent/Broker Address
               (STREET/CITY/STATE/ZIP)

         X                                     X
             ----------------------------------    ---------------------------------
OPTIONAL     Additional Agent/Broker Signature     Additional Agent/Broker Signature

         X                                     X
             ----------------------------------    ---------------------------------
             Additional Agent/Broker Number        Additional Agent/Broker Number

9. Principal Signatures

                        ---------------------  ------------------
                        Principal Signature    Broker/Dealer Name

               REQUIRED
                        ---------------------  ------------------
                        Principal Name

                        ---------------------  ------------------
                        State License Number   Principal Number

        AGLC100819-33                  Page 3 of 3             Rev0406